                                                          CONTACT: MARC ROWLAND,
                                                         CHIEF FINANCIAL OFFICER
                                                                  (405) 879-9232

FOR IMMEDIATE RELEASE                             TOM PRICE, JR.,VICE PRESIDENT-
APRIL 27, 2000                                             CORPORATE DEVELOPMENT
                                                                  (405) 879-9257

                  CHESAPEAKE ENERGY CORPORATION REPORTS RECORD
          EARNINGS, CASH FLOW AND EBITDA FOR THE FIRST QUARTER OF 2000

       COMPANY POSTS FIRST QUARTER 2000 EARNINGS TO COMMON OF $28 MILLION,
              CASH FLOW OF $48 MILLION AND EBITDA OF $69 MILLION ON
                REVENUE OF $115 MILLION AND PRODUCTION OF 34 BCFE

OKLAHOMA CITY, OKLAHOMA, APRIL 27, 2000 - Chesapeake Energy Corporation (NYSE:
CHK) today reported its financial and operating results for the first quarter of 2000. For the quarter, Chesapeake generated earnings to common of $27.6 million ($0.27 per basic common share), cash flow from operations of $47.7 million ($0.47 per basic common share), ebitda (cash flow from operations plus interest expense) of $68.5 million, revenue of $114.7 million and 33.9 billion cubic feet of natural gas equivalent (bcfe) production. Average prices realized during the quarter were $24.58 per barrel of oil and $2.30 per thousand cubic feet (mcf) of natural gas, for a gas equivalent price of $2.57 per mcfe.

By contrast, during the first quarter of 1999 Chesapeake generated a net loss to common of $16.0 million ($0.17 per basic common share), cash flow from operations of $13.4 million ($0.14 per basic common share), ebitda of $33.3 million, revenue of $65.7 million and production of 33.3 bcfe. Average prices realized during the 1999 quarter were $10.92 per barrel of oil and $1.48 per mcf of natural gas, for a gas equivalent price of $1.56 per mcfe.

The table below summarizes Chesapeake's key statistics during the quarter and compares them to the first and fourth quarters of 1999:


                                                                     Three Months Ended
                                                       -----------------------------------------------
                                                       3/31/00            12/31/99            3/31/99
                                                       -------            --------            -------

Average daily production (in mmcfe)                       373                369                370
Gas as % of total production                               85                 84                 77
Natural gas production (in bcf)                          28.7               28.5               25.7
Average gas sales price ($/mcf)                          2.30               2.22               1.48
Oil production (in mbbls)                                 864                910              1,273
Average oil sales price ($/bbl)                         24.58              20.38              10.92
Natural gas equivalent production (in bcfe)              33.9               34.0               33.3
Gas equivalent sales price ($/mcfe)                      2.57               2.41               1.56
General and administrative costs ($/mcfe)                 .09                .10                .12
Production taxes  ($/mcfe)                                .15                .14                .06
Lease operating expenses ($/mcfe)                         .37                .28                .42
Interest expense ($/mcfe)                                 .61                .60                .60



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


                                                                     Three Months Ended
                                                       ----------------------------------------------
                                                       3/31/00            12/31/99            3/31/99
                                                       -------            --------            -------

DD&A of oil and gas properties ($/mcfe)                   .72                .73                .70
Cash flow from operations ($ in millions)                47.7               46.4               13.4
Cash flow from operations ($/mcfe)                       1.40               1.37               0.40
Ebitda  ($ in millions)                                  68.5               66.9               33.3
Ebitda ($/mcfe)                                          2.02               1.97               1.00
Earnings (loss) to common ($ in millions)                27.6               14.7             (16.0)

   FINDING COSTS REMAIN LOW AND PV-10 INCREASES SIGNIFICANTLY TO $1.5 BILLION

In 1999 Chesapeake generated some of the lowest finding and development costs in the industry, replacing 186% of its 134 bcfe of production at an average finding cost of $0.65 per mcfe and ending the year with 1,206 bcfe of proved reserves. Building on its strong reserve replacement and finding cost performance last year, in the first quarter of 2000 Chesapeake replaced its production by more than 175% at a finding cost of less than the company's year 2000 goal of $0.80 per mcfe.

Using current prices of $24 per barrel and $3.15 per mcf, Chesapeake's PV-10 and future undiscounted revenue have increased to $1.5 billion and $2.6 billion, respectively. As a general rule, a $0.10 change in natural gas prices or a $1.00 change in oil prices affects Chesapeake's PV-10 by $56 million and $14 million, respectively, and future undiscounted net revenue by $101 million and $23 million, respectively.

                 YEAR 2000 FORECASTS AND RISK MANAGEMENT UPDATE

Chesapeake's previous guidance on its 2000 forecasts was based on a projected mcfe price of $2.44. That number has now been updated to $2.64 per mcfe, which is based on expected NYMEX average oil and gas prices (as modified by existing risk management hedges described below) of $24.15 per barrel and $2.75 per mcf. This budget assumes differentials to NYMEX prices of $1.20 per barrel and $0.32 per mcf. In addition, Chesapeake is projecting production of 138 bcfe (84% gas) and per mcfe lease operating expenses of $0.50 (including $0.15 per mcfe of production taxes), interest costs of $0.61, general and administrative costs of $0.10 and DD&A of oil and gas properties of $0.74.

If the forecasted targets listed above are achieved, Chesapeake is projected to generate cash flow from operations in 2000 of $205 million and earnings of $80 million. In accordance with the company's stated intention of keeping its capital budget in balance with internally generated cash flows, Chesapeake's cap-ex budget for 2000 has been established at $200 million. Of this amount, $130-140 million has been allocated to drilling and $60-70 million to acquisitions, debt repayment, or other general corporate purposes such as preferred dividend payments or repurchases.

The projections above include the impact of Chesapeake's risk management activities. For April 2000, 90% of the company's projected natural gas production was hedged at NYMEX prices of $2.59 per mcf and 33% of oil production was hedged at $27.25 per barrel. In addition, to further protect the company's cash flows, an estimated 35% of estimated May-August gas production has been hedged at an average NYMEX price of $2.74 per mcf and 20% of estimated gas production for September and October 2000 has been hedged at $2.70 per mcf. No additional hedges are in place.



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

                           PREFERRED STOCK RETIREMENTS

During the first four months of 2000, Chesapeake has enhanced its balance sheet by retiring 18.4% of its preferred stock. In these transactions, the company has exchanged 11.9 million shares of its common stock for $46.3 million of its preferred stock (845,000 shares at a face value of $50 per share plus accrued dividends). By retiring this preferred stock at a discount to face value, Chesapeake has increased common stockholders' value by $12.1 million, of which $10.4 million was included in this quarter's earnings available to common shareholders.
                              OPERATING HIGHLIGHTS

Chesapeake's strong 1999 reserve replacement rates and attractive finding costs, expanding cash margins and a leasehold inventory of 2.5 million acres provide a strong foundation for reaching the company's 2000 objectives. Using one of the industry's largest onshore 3-D seismic inventories and an extensive geological database, Chesapeake's technical teams have identified more than 1,000 undrilled locations on its land inventory. The company's current 2000 budget has allocated $130-140 million to drill 180 of these high-graded locations in 2000.

MID-CONTINENT. Chesapeake's principal operating area is the Mid-Continent region, which accounts for approximately 60% of the company's total proved reserves and where the company is now the 3rd largest producer of natural gas, trailing only BPAmoco/Vastar and Apache. To date, Chesapeake has identified approximately 750 remaining drillsites on its Mid-Continent leasehold inventory.

On the exploration front, Chesapeake's 200 square mile Cement 3-D seismic inventory should continue to generate some of the highest potential reserve additions in the company's portfolio. For example, the Della 1-9 is currently producing 13,100 mcfe per day and has already produced 1.1 bcfe since its first sales two months ago. Total reserves for the Della 1-9 are estimated at 15 bcfe with finding costs of $0.25 per mcfe. The company has plans to drill numerous wells in the Cement area in 2000 and 2001, including the Della 2-9 and 3-9, both of which are scheduled for drilling later in 2000. Chesapeake owns an estimated 24,000 net acres in Cement, a field that has produced over 2.4 tcfe since its discovery in 1921 and continues to yield large discoveries of gas reserves through the utilization of new 3-D seismic interpretation.

Another of Chesapeake's high potential exploration project areas is the Mountain Front trend in southwest Oklahoma. During the quarter, Chesapeake enjoyed significant drilling success in the MOC Alice 2-31, MOC Ann 3-31, KF Banks-Huddle 1-33, and the KF Shields 1-26. These four wells are currently producing at a daily average of 5,040 mcfe per well and are expected to develop per well average reserves of 5.5 bcfe at finding costs of $0.28 per mcfe. The company has acquired 13,000 net acres in this trend and continues to actively expand its holdings in the area.

In the Sahara area of the Anadarko Basin Shelf region in northwest Oklahoma, Chesapeake continues to drill a series of excellent low-risk development wells. Most recent among these are the Burdick 2-16, Goodner 1-20, Anna Hopkins 2-19, Russell Barby "A" 1-20, and Ruthie 1-22. These wells are producing at a combined average daily rate of 1,162 mcfe per well. Estimated average reserves for these wells are 1.2 bcfe per well with finding



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


costs of $0.48 per mcfe. Since initiating the Sahara project in 1998, Chesapeake has drilled 144 wells, completing 96% of them as producers. Chesapeake's plans for 2000 include the drilling of approximately 50 wells out of its 250 drillsite inventory in Sahara.

CANADA. Chesapeake's 1999-2000 winter drilling program on its 750,000 gross undeveloped acres in the Helmet area of northeastern British Columbia was recently completed with strong results from 21 new producers. As a result of this successful drilling program, Chesapeake has increased its daily production by 40% to 43,000 mcfe.

OTHER AREAS. An additional area of note is the Lovington project in New Mexico, where Chesapeake owns 460 square miles of proprietary 3-D seismic which continues to guide the company's drilling success in this area. Chesapeake plans to drill 6-9 wells in 2000 on its 22,000 net acres of undeveloped leasehold. During the quarter, Chesapeake's Lovington drilling success was enhanced by the AOC Mayfly State 3-14 and 5-14, and the Boyce 1-15. These recently completed oil wells have estimated per well average reserves of 350,000 barrels of oil equivalent (boe) and average finding costs of $3.50 per boe. Since project inception in 1996, Chesapeake has discovered proved reserves of 14.6 million boe from 27 Lovington wells and considers it one of the best U.S. oil development projects.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chairman and Chief Executive Officer, commented, "Strengthening natural gas fundamentals and the company's successful drilling program are continuing to improve Chesapeake's operating and financial results. Current natural gas prices are at 15-year highs and reflect the compelling supply and demand fundamentals that should have a profoundly positive impact on our business in the years ahead. We believe today's environment may be the best in the past 25 years for creating value in the energy business."

                           CONFERENCE CALL INFORMATION

Chesapeake's management invites your participation in a conference call tomorrow morning, Friday, April 28 at 9:00 a.m. EST to discuss the contents of this release and respond to questions. Please call 913-981-4900 between 8:50 and 9:00 am EST tomorrow if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at chkenergy.com and clicking on the link under Shareholder Information or by going directly to Vcall.com. In addition, a replay of the call will also be available by calling 719-457-0820 between 12:00 p.m. EST Friday, April 28 through midnight Friday, May 5, 2000. The passcode for this call is 392938.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 1999 and the report filed on Form 10-Q for the quarter ended March 31, 2000.

Chesapeake Energy Corporation is one of the 15 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.



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



                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



THREE MONTHS ENDED:                                             MARCH 31, 2000                 MARCH 31, 1999
-------------------                                       ----------------------------     -----------------------------
                                                                $            $/MCFE              $             $/MCFE
                                                          ------------    ------------     ------------     ------------

REVENUES:
   Oil and gas sales                                            87,293            2.57           51,806             1.55
   Oil and gas marketing sales                                  27,368            0.81           13,871             0.42
                                                          ------------    ------------     ------------     ------------
     Total revenues                                            114,661            3.38           65,677             1.97
                                                          ------------    ------------     ------------     ------------
OPERATING COSTS:
   Production expenses                                          12,545            0.37           13,992             0.42
   Production taxes                                              5,216            0.15            1,990             0.06
   General and administrative                                    3,032            0.09            4,024             0.12
   Oil and gas marketing expenses                               26,544            0.78           13,285             0.40
   Depreciation, depletion, and amortization
     of oil and gas properties                                  24,483            0.72           23,153             0.70
   Depreciation and amortization of other assets                 1,866            0.06            2,166             0.06
                                                          ------------    ------------     ------------     ------------
     Total operating costs                                      73,686            2.17           58,610             1.76
                                                          ------------    ------------     ------------     ------------

                                                          ------------    ------------     ------------     ------------
INCOME FROM OPERATIONS:                                         40,975            1.21            7,067             0.21
                                                          ------------    ------------     ------------     ------------

OTHER INCOME (EXPENSE):
   Interest and other income                                     1,192            0.03              873             0.03
   Interest expense                                            (20,864)          (0.61)         (19,890)           (0.60)
                                                          ------------    ------------     ------------     ------------
                                                               (19,672)          (0.58)         (19,017)           (0.57)
                                                          ------------    ------------     ------------     ------------

INCOME (LOSS) BEFORE INCOME TAXES                               21,303            0.63          (11,950)           (0.36)
INCOME TAX EXPENSE                                                 101            0.00               --               --
                                                          ------------    ------------     ------------     ------------
NET INCOME (LOSS)                                               21,202            0.63          (11,950)           (0.36)

PREFERRED STOCK DIVIDENDS                                       (4,042)             --           (4,026)              --
GAIN ON REDEMPTION OF PREFERRED STOCK                           10,414              --               --               --
                                                          ------------    ------------     ------------     ------------
EARNINGS (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                27,574              --          (15,976)              --
                                                          ============    ============     ============     ============

                                                          ------------    ------------     ------------     ------------
EARNINGS (LOSS) PER COMMON SHARE - BASIC                          0.27              --            (0.17)              --
                                                          ============    ============     ============     ============

                                                          ------------    ------------     ------------     ------------
NET INCOME (LOSS) PER COMMON SHARE - BASIC                        0.21              --            (0.12)              --
                                                          ============    ============     ============     ============

                                                          ------------    ------------     ------------     ------------
NET INCOME (LOSS) PER COMMON SHARE - DILUTED                      0.15              --            (0.17)              --
                                                          ============    ============     ============     ============

AVERAGE COMMON SHARES AND COMMON EQUIVALENT SHARES
OUTSTANDING
     BASIC                                                     101,681              --           96,710               --
     DILUTED (1)                                               140,130              --           96,710               --

                                                          ------------    ------------     ------------     ------------
CASH FLOW FROM OPERATIONS (2)                                   47,652            1.40           13,369             0.40
                                                          ============    ============     ============     ============

EBITDA (3)                                                      68,516            2.02           33,259             1.00
                                                          ============    ============     ============     ============

THOUSANDS OF BARRELS OF OIL (MBBL):                                864             (32)%          1,273
MILLIONS OF CUBIC FEET OF GAS (MMCF):                           28,747              12%          25,674
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):              33,931               2%          33,312
MMCFE PER DAY                                                      373               1%             370

AVERAGE PRICE/BARREL                                      $      24.58             125%    $      10.92
AVERAGE PRICE/MCF                                         $       2.30              55%    $       1.48
AVERAGE GAS EQUIVALENT PRICE/MCFE                         $       2.57              65%    $       1.56


(1) Diluted shares outstanding for the three months ended March 31,2000 includes the effects of dilutive stock options and assumes the conversion of all convertible preferred shares into common shares as of the beginning of the period. These items were not considered in the calculation of diluted shares outstanding for the three months ended March 31, 1999 because the effect of these items would have been antidilutive.

(2)      Income before income tax and depreciation, depletion and amortization.

(3) Earnings before income tax, interest expense, and depreciation, depletion and amortization.




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